UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.


                          THE PEOPLES HOLDING COMPANY
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


              MISSISSIPPI                               64-0676974
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(State of incorporation or organization)     (IRS Employer Identification No.)

209 Troy Street  Tupelo, Mississippi                    38802-0709
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(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $5.00 Par Value
                      ------------------------------------
                                (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.

     This registration statement relates to the listing of the shares of Common Stock, par value $5.00 per share (the "Common Stock"), of
     The Peoples Holding Company, a Mississippi Corporation
     (the "Registrant"), on the American Stock Exchange. The description of the Common Stock set forth in the Registration Statement on Form S-14, File No. 2-21776, filed pursuant to Section 12 of the Exchange Act, is incorporated herein by reference.

Item 2.   Exhibits

     The following documents or portions thereof filed by the Company with the Securities and Exchange Commission are incorporated in this Form 8-A by reference as of their respective dates.

     2.1  Annual Report on Form 10-K for the year ended December 31, 1996.

     2.2  Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997.

     2.3  Definitive Proxy Statement for the Company dated March 17, 1997.

     2.4 The Charter and bylaws of The Peoples Holding Company dated November 10, 1982, and any amendment for the purpose of defining the rights of holders of the Common Stock.










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                                            SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exhange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      The Peoples Holding Company
                                            (Registrant)




Dated:  August 5, 1997                By:  /s/  John W.Smith
                                          -------------------------
                                          John W. Smith
                                          President & Chief Executive Officer




















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